Exhibit 2.2

        Execution Version

AGREEMENT AND PLAN OF MERGER BY AND AMONG ZOOMINFO TECHNOLOGIES INC., ZOOMINFO HOLDINGS LLC AND ZOOMINFO MERGER SUB 2 LLC DATED AS OF OCTOBER 29, 2021

Exhibits
Exhibit A    Form of Certificate of Merger of OpCo
Exhibit B    Sixth Amended and Restated Limited Liability Company Agreement of OpCo

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the “Agreement”), entered into as of October 29, 2021, by and among ZoomInfo Technologies Inc. (f/k/a ZoomInfo NewCo Inc.), a Delaware corporation (“New PubCo”), ZoomInfo Holdings LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of New PubCo (“OpCo”) and ZoomInfo Merger Sub 2 LLC, a Delaware corporation and a direct, wholly owned subsidiary of New PubCo (“Merger Sub 2”) (each a “Party” and collectively the “Parties”).

W I T N E S S E T H

WHEREAS, Section 18-209 of the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended (the "DLLCA"), authorizes the merger of one or more Delaware limited liability companies with and into a Delaware limited liability company;

WHEREAS, Merger Sub 2 desires to merge with and into OpCo (the "Merger"), following which OpCo shall be the surviving entity;

WHEREAS, New PubCo, as the sole and managing member of the Merger Sub 2, is executing this Agreement to approve the consummation of the Merger;

WHEREAS, ZoomInfo Intermediate Holdings Inc., a Delaware corporation (“Old PubCo”), as managing member of OpCo, is executing this Agreement to approve the consummation of the Merger;

WHEREAS, as of the Effective Time (as defined below), OpCo will have the authority to issue membership units, consisting of: (i) Class A Common Units (the “OpCo Class A Common Units”), of which 22,338,777 units are issued and outstanding (excluding any OpCo Class A Common Units owned by Old PubCo), (ii) Class P Units (the “OpCo Class P Units”), of which 5,756,565 units are issued and outstanding and (iii) LTIP Units (the “OpCo LTIP Units” and together with the OpCo Class A Common Units and the OpCo LTIP Units, the “OpCo Units”), of which 294,665 units are issued and outstanding;

WHEREAS, as of the date hereof, Merger Sub 2 has the authority to issue limited liability company interests represented by common units (the “Merger Sub 2 Units”), of which 100 units are issued and outstanding on the date hereof and owned by New PubCo;

WHEREAS, pursuant to Section 12.1 of the Fifth Amended and Restated Limited Liability Company Agreement of OpCo (the “OpCo LLCA”), each member of OpCo is entitled at any time, and from time to time, upon the terms and subject to the conditions thereof, to surrender one OpCo Class A Common Unit together with one share of Class B Common Stock, par value $0.01 per share, of New PubCo (each such share, a “Class B Share” and, together with a OpCo Class A Common Unit, a “Paired Interest”) (other than any Paired Interest that includes an Unvested Unit) to New PubCo in exchange for the delivery to such exchanging unitholder of a number of shares of Class A Common Stock, par value $0.01 per share, of New PubCo (the “New PubCo Class A Common Stock”) that is equal to the number of Paired Interests surrendered;

WHEREAS, as of the Effective Time, each OpCo Class A Common Unit (excluding any OpCo Class A Common Units owned by ZoomInfo Technologies Inc. (“Old PubCo”)), together with the Class B Share paired therewith, issued and outstanding immediately prior to the Effective Time shall be exchanged for the right to receive one validly issued, fully paid and nonassessable share of New PubCo Class A Common Stock;

WHEREAS, pursuant to Section 12.2 of the OpCo LLCA, each member of OpCo is entitled from and after one hundred eighty (180) days following the consummation of the date of the closing of the Initial Public Offering (as defined therein) (or, if earlier, at any time, as may be determined by the OpCo managing member, if the OpCo managing member determines, in its sole discretion, that there is an available exemption to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), or other applicable law or a registration statement is then in effect with respect to such issuance and subsequent transfer by such exchanging unitholder), upon the terms and subject to the conditions thereof, to surrender vested OpCo Class P Units (such units, “Exchanged Class P Units”) to OpCo, in exchange for the delivery to such exchanging unitholder of a number of shares of OpCo Class A Common Units that is equal to the product of the number of Exchanged Class P Units surrendered multiplied by the Class P Unit Exchange Rate (as defined therein), which newly issued OpCo Class A Common Units will be surrendered to PubCo in exchange for an equal number of shares of New PubCo Class A Common Stock;

WHEREAS, as of the Effective Time, each OpCo Class P Unit issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a number of shares of New PubCo Class A Common Stock equal to the product of the number of such OpCo Class P Units converted multiplied by the applicable Class P Unit Exchange Rate (as defined in the OpCo LLCA);

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, New PubCo, OpCo and Merger Sub 2 hereby agree as follows:

Article I
THE MERGER

I.1The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, in accordance with the DLLCA, Merger Sub 2 shall merge with and into OpCo (such merger, the “Merger”), whereupon the separate corporate existence of Merger Sub 2 shall cease, and OpCo shall continue as the surviving company of the Merger (the “Surviving Company”). At the Effective Time, the Merger shall have the effects specified herein and in Section 18-209 of the DLLCA. From and after the Effective Time, by virtue of the Merger and without any further action by any other person, the Surviving Company shall possess all the rights, powers, privileges and franchises, and be subject to all of the obligations, liabilities, restrictions, disabilities and duties of OpCo and Merger Sub 2, in each case, to the fullest extent provided under the DLLCA.

I.2Effective Time. As soon as practicable on or after the execution of this Agreement, OpCo shall file a certificate of merger, in substantially the form attached hereto as Exhibit A, executed in accordance with the relevant provisions of the DLLCA, with the Secretary of State of the State of Delaware (the “Secretary of State”) and New PubCo, OpCo and Merger Sub 2 shall make all other filings or recordings required under the DLLCA to effectuate the Merger. The Merger shall become effective as of 4:30 p.m. Eastern Time on October 29, 2021 or at such other date and time as the Parties shall agree and specify in the certificate of merger (the date and time the Merger becomes effective being referred to herein as the “Effective Time”).

I.3LLC Agreement. At the Effective Time, the OpCo LLCA shall be amended and restated in the Merger to read in its entirety in the form attached hereto as Exhibit B and as so amended and restated, shall constitute the Limited Liability Company Agreement of the Surviving Company (the “Surviving Company LLCA”), until thereafter amended as provided therein or by law.

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I.4Managing Member. Old PubCo shall be the initial managing member of the Surviving Company and shall hold such position in accordance with the Surviving Company LLCA until its successor is duly elected or appointed and qualified or until its earlier resignation or removal.

I.5Officers. The officers of OpCo in office immediately prior to the Effective Time shall, effective as of the Effective Time, be the officers of the Surviving Company and will continue to hold office from the Effective Time until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Company LLCA, or as otherwise provided by law.

Article II
EFFECT OF MERGER ON EQUITY INTERESTS OF THE COMPANY; MERGER CONSIDERATION

II.1Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of OpCo, Merger Sub 2, New PubCo or any holder of any securities thereof:

(a)Conversion and Surrender of OpCo Class A Common Units. Each OpCo Class A Common Unit (excluding any OpCo Class A Common Units owned by Old PubCo), together the with Class B Share paired therewith, issued and outstanding immediately prior to the Effective Time shall be exchanged for the right to receive one validly issued, fully paid and nonassessable share of New PubCo Class A Common Stock. The exchange provided for herein shall be deemed to constitute a transfer of the OpCo Class A Common Unit and shall be deemed to include the transfer of the Class B Share paired therewith.

(b)Conversion and Surrender of OpCo Class P Units.

(i)Each OpCo Class P Unit issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive a number of shares of New PubCo Class A Common Stock equal to the product of the number of such OpCo Class P Units converted multiplied by the applicable Class P Unit Exchange Rate, subject to the restrictions provided herein;

(ii)Any vesting terms applicable to the OpCo Class P Unit immediately prior to the Merger shall continue to apply to the corresponding shares of New PubCo Class A Common Stock received upon conversion of such OpCo Class P Unit in the Merger, and any dividends that become payable on such resulting unvested shares of New PubCo Class A Common Stock shall be retained by New PubCo and paid to the holders of such unvested shares of New PubCo Class A Common Stock only when and if such shares of New PubCo Class A Common Stock become vested; and

(iii) Notwithstanding anything to the contrary herein, to the extent Class P Units held by a holder are converted into the right to receive a fraction of a share of New PubCo Class A Common Stock, New PubCo may in its sole discretion deliver to such holder a cash amount equal to the market value of such fraction in lieu of delivering a fraction of a share of New PubCo Class A Common Stock.

(c)Conversion and Surrender of OpCo LTIP Units.

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(i)Each OpCo LTIP Unit issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive one share of New PubCo Class A Common Stock, subject to the restrictions provided herein; and

(ii)Any vesting terms applicable to the OpCo LTIP Unit immediately prior to the Merger shall continue to apply to the corresponding shares of New PubCo Class A Common Stock received upon conversion of such OpCo LTIP Unit in the Merger, and any dividends that become payable on such resulting unvested shares of New PubCo Class A Common Stock shall be retained by New PubCo and paid to the holders of such unvested shares of New PubCo Class A Common Stock only when and if such shares of New PubCo Class A Common Stock become vested.

(d)    Membership Interest of Merger Sub 2. All issued and outstanding membership interest of Merger Sub 2 shall automatically be converted into and become the number of validly issued Class A common units of the Surviving Company equal to the aggregate number of shares of New PubCo Class A Common Stock exchanged for Paired Interests pursuant to Section 2.1(a).

II.2Additional Actions. If, at any time after the Effective Time, the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Company its right, title or interest in, to or under any of the rights, properties or assets of either Merger Sub 2 or OpCo acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and the managing member of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of each of Merger Sub 2 and OpCo, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Merger Sub 2 and OpCo or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out this Agreement.

Article III
TAX MATTERS.

III.1Tax Treatment. The Merger, together with the Agreement and Plan of Merger effective on the date hereof by and among Old PubCo, New PubCo and ZoomInfo Merger Sub 1 Inc., a Delaware corporation and a direct, wholly owned subsidiary of NewCo, is intended to constitute an integrated transaction governed by Section 351 of the Internal Revenue Code of 1986, as amended.

Article IV
TERMINATION.

IV.1Termination. This Agreement may be terminated, and the Merger and the other transactions provided for herein may be abandoned, whether before or after the adoption of this Agreement by OpCo and Merger Sub 2, at any time prior to the Effective Time. In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, and neither OpCo, Merger Sub 2 nor their respective unitholders, managing members or officers shall have any liability with respect to such termination or abandonment.

Article V
MISCELLANEOUS

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V.1Amendments. At any time prior to the Effective Time, this Agreement may be supplemented, amended or modified, whether before or after the adoption of this Agreement by OpCo and Merger Sub 2, by the mutual consent of the Parties by action by their respective managing members. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties.
V.2Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and all such successors and permitted assigns shall be deemed to be a party hereto for all purposes hereof. No Party may assign, delegate, or otherwise transfer either this Agreement or any of their rights, interests, or obligations hereunder without the prior written consent of each of the other Parties; provided, that OpCo may assign any of its rights or delegate any of its obligations (in whole or in part) under this Agreement to any affiliate thereof, but in no event shall any such assignment release Old PubCo from any of its obligations under this Agreement.

V.3Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws, provisions or rules that would cause the application of the laws of any jurisdiction other than the State of Delaware.

V.4Counterparts. This Agreement may be executed in any number of identical counterparts, each of which for all purposes shall be deemed an original, and all of which shall constitute collectively, one instrument. This Agreement may be validly executed and delivered by facsimile or other electronic transmission. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the Parties consent to conduct the transactions contemplated hereunder by electronic means.

V.5Entire Agreement. This Agreement, together with the Schedules, Exhibits, the other certificates, documents, instruments and writings referred to herein or delivered pursuant hereto constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. Each of the Parties acknowledges that no other Party, nor any agent or attorney of any other Party, has made any promise, representation or warranty whatsoever not contained herein, and that such Party has not executed or authorized the execution of this Agreement in reliance upon any such promise, representation or warranty not contained herein.

V.6Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable by any applicable law or public policy, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable so long as the legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any Party, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

[Signature Page Follows]
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IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of 4:02 p.m., Eastern Time on October 29, 2021.

ZOOMINFO TECHNOLOGIES INC.
By: Name: Title:	/s/ Anthony Stark Anthony Stark General Counsel and Corporate Secretary

ZOOMINFO MERGER SUB 2 LLC
By: Name: Title:	/s/ Anthony Stark Anthony Stark General Counsel and Corporate Secretary

ZOOMINFO HOLDINGS LLC
By: Name: Title:	/s/ Anthony Stark Anthony Stark Secretary, General Counsel

[Signature Page to Agreement and Plan of Merger]

Exhibit A

CERTIFICATE OF MERGER
OF
ZOOMINFO MERGER SUB 2 LLC
a Delaware limited liability company
WITH AND INTO
ZOOMINFO HOLDINGS LLC
a Delaware limited liability company
Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, as amended, the undersigned limited liability company has executed the following Certificate of Merger and hereby certifies as follows:
FIRST: The name, jurisdiction of formation and type of entity of each of the constituent entities which is to merge are as follows:
Name                    Jurisdiction of Formation    Type of Entity
ZoomInfo Merger Sub 2 LLC        Delaware            Limited Liability Company
ZoomInfo Holdings LLC        Delaware            Limited Liability Company

SECOND: The Agreement and Plan of Merger, dated as of October 29, 2021, entered into by and among ZoomInfo Merger Sub 2 LLC, ZoomInfo Holdings LLC and the other parties named therein (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.
THIRD: The name of the surviving limited liability company is ZoomInfo Holdings LLC.
FOURTH: This Certificate of Merger, and the merger of ZoomInfo Merger Sub 2 LLC with and into ZoomInfo Holdings LLC (the “Merger”), shall be effective as of 4:30 p.m., Eastern Time on October 29, 2021.
FIFTH: The Merger Agreement is on file at the place of business of the surviving limited liability company at: c/o ZoomInfo Technologies Inc., 805 Broadway Street, Suite 900, Vancouver, Washington 98660.
SIXTH: A copy of the Merger Agreement will be furnished by the surviving limited liability company on request, without cost, to any member of any of the constituent limited liability companies.
SEVENTH: The certificate of formation of ZoomInfo Holdings LLC, as in effect immediately prior to the effective time of the Merger, shall be the Certificate of Formation of the surviving limited liability company.
* * * * *

IN WITNESS WHEREOF, the surviving limited liability company has caused this Certificate of Merger to be signed by an authorized person, this 29th of October, 2021.

ZOOMINFO HOLDINGS LLC
a Delaware limited liability company

By:
Name:    Anthony Stark
Title:    Secretary, General Counsel

Exhibit B

ZOOMINFO HOLDINGS LLC
SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
Dated as of October 29, 2021
THE UNITS REPRESENTED BY THIS SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

Table of Contents
    i

EXHIBITS

Exhibit A	Intended Application of IRC Section 704(c)	A-1

    ii

ZOOMINFO HOLDINGS LLC
SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
THIS SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of October 29, 2021, is entered into by and among ZoomInfo Holdings LLC, a Delaware limited liability company (the “Company”), ZoomInfo Intermediate Inc. (formerly known as ZoomInfo Technologies Inc.), a Delaware corporation (“Old PubCo”), as Managing Member and on its behalf, and the Members. Capitalized terms used herein without definition shall have the meanings assigned to such terms in Article I.
WHEREAS, prior to May 29, 2014, DO Holdings (WA), LLC, a Washington limited liability company (the “Holding Company”), was the initial member of the Company and entered into the Limited Liability Company Agreement of the Company, dated as of May 29, 2014;
WHEREAS, the Company and certain of the Members entered into the Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 1, 2019 (as amended, the “Fourth A&R LLCA”);
WHEREAS, the Company and certain of the Members entered into the Fifth Amended and Restated Limited Liability Company Agreement of the Company, dated as of June 3, 2020 (as amended, the “Prior Agreement”);
WHEREAS, on September 7, 2021, the Board of Directors of Old PubCo (the “PubCo Board”), in order to combine all of the operations of Old PubCo and its subsidiaries beneath a newly formed publicly traded entity (“New Parent Company”) that will conduct its operations directly and indirectly through wholly owned subsidiaries, authorized Old PubCo to pursue a series of transactions as a result of which (i) holders of paired Class A Common Units and shares of Class B common stock, par value $0.01 per share, of Old PubCo (“Class B Common Stock”) will cease to hold such units and shares, and will receive an equivalent number of shares of Class A common stock, par value $0.01 per share, of New Parent Company (“NewCo Class A Common Stock”), (ii) holders of Class P Units (as defined in the Prior Agreement) will cease to hold such units and will receive a number of shares of NewCo Class A Common Stock that is equal to the product of the number of Class P Units surrendered multiplied by the Class P Unit Exchange Rate (as defined in the Prior Agreement), (iii) holders of LTIP Units (as defined in the Prior Agreement) will cease to hold such units and will receive an equivalent number of shares of NewCo Class A Common Stock and (iv) holders of Class C common stock, par value $0.01 per share, of Old PubCo will cease to hold such shares and will receive an equivalent number of shares of NewCo Class A Common Stock (such transactions, together with the related matters thereto and any other agreements or arrangements necessary or advisable to effect the transactions contemplated herein, the “Reorganization Transactions”);
WHEREAS, in connection with the Reorganization Transactions, the PubCo Board has (i) determined that it is in the best interest of Old PubCo and its stockholders that, prior to the consummation of the Reorganization Transactions, Old PubCo permit the holders of any unvested Class A Common Units, Class P Units and LTIP Units to exchange such units in the manner contemplated by Article XII of the Prior Agreement, and to issue shares of Class A common stock, par value $0.01 per share, of Old PubCo (“Class A Common Stock”) in any such exchange subject to the same vesting terms as the corresponding Class A Common Units, Class P Units and LTIP Units, and (ii) authorized Old PubCo to cause each of its direct and indirect subsidiaries, including the Company, to take any and all actions as Old PubCo may deem necessary or advisable in connection with the consummation of the transactions contemplated by such resolutions;
WHEREAS, in connection with the Reorganization Transactions, Old PubCo, as Managing Member, (i) waived the restriction on exchanges of unvested Class A Common Units, Class P Units and LTIP Units set forth in Article XII of the Prior Agreement in order to permit holders of unvested Class A Common Units, Class P Units and LTIP Units to exchange such units in the manner contemplated by Article XII of the Prior Agreement on the condition that such holders accept such shares of Class A Common Stock subject to the same vesting terms as the corresponding Class A Common Units, Class P Units and LTIP Units and (ii) ratified any such exchanges previously consummated subject to such condition;
WHEREAS, on October 8, 2021, ZoomInfo NewCo Inc., a Delaware corporation (“New PubCo”), was incorporated as a direct wholly-owned subsidiary of Old PubCo, and on October 29, 2021, the Certificate of Incorporation of New PubCo was amended and restated to, among other things, change the name of New PubCo to ZoomInfo Technologies Inc.;
WHEREAS, in connection with the Reorganization Transactions, New PubCo, the Company, and ZoomInfo MergerSub 2 LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of New PubCo (“Merger Sub 2”) entered into the Agreement and Plan of Merger, dated as of October 29, 2021 (the “Merger Agreement”), pursuant to which, among other things, at the Effective Time:
(i) Merger Sub 2 merged with and into the Company (the “Merger”), with the Company continuing as the surviving company in the Merger;
(ii) each Class A Common Unit (excluding any Class A Common Units owned by Old PubCo) issued and outstanding immediately prior to the Effective Time (as defined below) automatically converted into one validly issued, fully paid and nonassessable share of NewCo Class A Common Stock;
(iii) each Class P Unit issued and outstanding immediately prior to the Effective Time automatically converted into the right to receive a number of shares of NewCo Class A Common Stock equal to the product of the number of such Class P Units converted multiplied by the applicable Class P Unit Exchange Rate, subject to the restrictions provided in the Merger Agreement, including any vesting terms applicable to such Class P Unit immediately prior to the Merger continuing to apply to the corresponding shares of NewCo Class A Common Stock received upon conversion of such Class P Unit in the Merger; and
(iv) each LTIP Unit issued and outstanding immediately prior to the Effective Time automatically converted into the right to receive one share of NewCo Class A Common Stock, subject to the restrictions provided in the Merger Agreement, including any vesting terms applicable to such LTIP Unit immediately prior to the Merger continuing to apply to the corresponding shares of NewCo Class A Common Stock received upon conversion of such LTIP Unit in the Merger; and
WHEREAS, the Company, Old PubCo, and New PubCo, as Member, desire to amend and restate the Prior Agreement in its entirety as set forth herein effective as of the date hereof, at which time the Prior Agreement will be superseded entirely by this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend and restate the Prior Agreement to read in its entirety as follows:
Article I

DEFINITIONS
The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.
“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 10.2.
“Admission Date” has the meaning set forth in Section 9.4.
“Affiliate” of any Person means any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question.
“Agreement” means this Sixth Amended and Restated Limited Liability Company Agreement of the Company.
“Assignee” means a Person to whom any Units have been Transferred in accordance with the terms of this Agreement but who has not become a Member pursuant to Article X.
“Assumed Tax Rate” has the meaning set forth in Section 4.1(e)(iii).
“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.
“Capital Account” means the capital account maintained for a Member pursuant to Section 3.2.
“Capital Contribution” means any cash, cash equivalents, promissory obligations or the Fair Market Value of other property which a Member contributes to the Company pursuant to Section 3.1.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) including, without limitation, partnership or membership interests (including any components thereof such as capital accounts, priority returns or the like) in a limited partnership or limited liability company and any and all warrants, rights or options to purchase any of the foregoing.
“Certificate” means the Company’s Certificate of Formation as filed with the Secretary of State of the State of Delaware, as amended or amended and restated.
“Class A Common Stock” has the meaning set forth in the Recitals.
“Class A Common Units” means the common limited liability company interests described in Section 3.1(a)(i) and having the rights and preferences specified herein.
“Class B Common Stock” has the meaning set forth in the Recitals.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Company” means ZoomInfo Holdings LLC, a Delaware limited liability company.
“Company Minimum Gain” has the meaning ascribed to the term "partnership minimum gain" set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).
“Convertible Securities” means any securities directly or indirectly convertible into or exchangeable for Units, other than Options.
“Covered Transaction” means any Liquidity Event or any other sale, redemption or Transfer of Units.
“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18101, et seq., as it may be amended from time to time, and any successor to the Delaware Act.
“Distribution” means each distribution made by the Company to a Member, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided that none of the following shall be a Distribution: (a) any redemption or repurchase by the Company of any securities, or (b) any recapitalization or exchange of securities of the Company, or any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units.
“DTC” means The Depository Trust Company.
“Effective Time” means the time at which this Agreement is effective as set forth in the Merger Agreement.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Encumbrance” means any mortgage, hypothecation, claim, lien, encumbrance, conditional sales or other title retention agreement, right of first refusal, preemptive right, pledge, option, charge, security interest or other similar interest, easement, judgment or imperfection of title of any nature whatsoever.
“Equity Securities” means (i) Units or other equity interests in the Company (including other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the Manager, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Company), (ii) Convertible Securities or other obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into other equity interests in the Company and (iii) Options or warrants, or other rights to purchase or otherwise acquire other equity interests in the Company.
“Event of Withdrawal” means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Exchange Act shall be deemed to include any corresponding provisions of future law.
“Exempt Transfer” has the meaning set forth in Section 9.1(b).
“Fair Market Value” means, with respect to any asset or equity interest, its fair market value determined according to Article XIII.
“Family Group” means a Member’s spouse, parents, siblings and descendants (whether by birth or adoption) and any trust or other estate planning vehicle established solely for the benefit of such Member and/or such Member’s spouse and/or such Member’s descendants (by birth or adoption), parents, siblings or dependents, or any charitable trust the grantor of which is such Member and/or member of such Member’s Family Group.
“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 7.2.
“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.
“Holding Company Units” means units in any holding company through which Units are held.
“Imputed Underpayment Amount” has the meaning set forth in Section 4.5(d).
“Indemnified Person” has the meaning set forth in Section 6.4(a).
“Income Amount” has the meaning set forth in Section 4.1(e)(i).

“Liquidity Event” means, whether occurring through one transaction or a series of related transactions, any liquidation, dissolution or winding up, voluntary or involuntary, of the Company.
“Managing Member” means Old PubCo or any successor Managing Member admitted to the Company in accordance with the terms of this Agreement, in its capacity as the managing member of the Company.
“Member” means each of the Persons from time to time admitted to the Company as a member of the Company and listed as a Member in the books and records of the Company, each in its capacity as a member of the Company.
“Member Nonrecourse Debt Minimum Gain” means an amount with respect to each partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) equal to the Company Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2)) determined in accordance with Treasury Regulations Section 1.704-2(i)(3).
“Member Nonrecourse Deductions” has the meaning ascribed to the term “partner nonrecourse deductions” set forth in Treasury Regulations Section 1.704-2(i)(2).
“Member’s Required Tax Distribution” has the meaning set forth in Section 4.1(e)(i).
“Net Loss” means, with respect to a Taxable Year, the excess, if any, of Losses for such Taxable Year over Profits for such Taxable Year (excluding Losses and Profits specially allocated pursuant to this Agreement).
“Net Profit” means, with respect to a Taxable Year, the excess, if any, of Profits for such Taxable Year over Losses for such Taxable Year (excluding Profits and Losses specially allocated pursuant to this Agreement).
“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions of the Company for a Fiscal Year equals the net increase, if any, in the amount of Company Minimum Gain of the Company during that fiscal year, determined according to the provisions of Treasury Regulations Section 1.704-2(c).
“Merger” has the meaning set forth in the Recitals.
“Merger Agreement” has the meaning set forth in the Recitals.
“Merger Sub 2” has the meaning set forth in the Recitals.
“New Parent Company” has the meaning set forth in the Recitals.
“New PubCo” has the meaning set forth in the Recitals.
“NewCo Class A Common Stock” has the meaning set forth in the Recitals.
“Old PubCo” has the meaning set forth in the Recitals.

“Options” means any right, option or warrant to subscribe for, purchase or otherwise acquire any Units.
“Participate” (and the correlative terms “Participating” and “Participation”) includes any direct or indirect ownership interest in any enterprise or participation in the management of such enterprise, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, executive, franchisor, franchisee, creditor, owner or otherwise.
“Participating Unit” means, with respect to any Distribution (or other allocation of proceeds) pursuant to Section 4.1(b) or (c) hereof, any Unit.
“Partnership Representative” has the meaning set forth in Section 8.3.
“Permitted Transferee” means any transferee in an Exempt Transfer pursuant to clause (i) of the definition thereof.
“Person” means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.
“Prior Agreement” has the meaning set forth in the Recitals.
“Profits” or “Losses” means items of Company income and gain or loss and deduction for an applicable tax accounting period determined for purposes of maintaining the Capital Account of each Member under Section 3.2 and in accordance with Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.
“PubCo Board” has the meaning set forth in the Recitals.
“Reorganization Transactions” has the meaning set forth in the Recitals.
“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.
“Securities and Exchange Commission” means the United States Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.
“Similar Law” means any law or regulation that could cause the underlying assets of the Company to be treated as assets of the Member by virtue of its limited liability company interest in the Company and thereby subject the Company and the Managing Member (or other persons responsible for the investment and operation of the Company’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.
“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 10.1.
“Tax Distributions” has the meaning set forth in Section 4.1(e).
“Tax Estimation Period” has the meaning set forth in Section 4.1(e)(iii).
“Tax Matters Member” has the meaning set forth in Section 8.3.
“Tax Receivable Agreements” mean the Tax Receivable Agreements dated as of or about the date hereof among the Company, Old PubCo and the other parties from time to time party thereto, as amended from time to time.
“Tax Sharing Agreement” means the Tax Sharing Agreement dated as of or about the date hereof among the Company and Old PubCo.
“Taxable Year” means the Company’s accounting period for federal income tax purposes determined pursuant to Section 7.2.
“Total Percentage Interest” means, with respect to any Member, the quotient obtained by dividing the number of Units (vested and unvested) then owned by such Member by the number of Units (vested and unvested) then owned by all Members.
“Transfer” has the meaning set forth in Section 9.1(a).
“Transferor’s Owner” has the meaning set forth in Section 9.1(d)(i).
“Treasury Regulations” means the income tax regulations promulgated under the Code, as amended.

“Unit” means, collectively, the Class A Common Units and such other units of the Company as may be authorized, designated or issued, as determined by the Manager from time to time after the date hereof.
“ZoomInfo OpCo” means ZoomInfo Holdings LLC (formerly known as DiscoverOrg Holdings, LLC), a Delaware limited liability company, and its successors.
“ZoomInfo OpCo Agreement” has the meaning set forth in the Recitals.
Article II

ORGANIZATIONAL MATTERS
2.1Formation of Company. The Company was formed on May 16, 2014 pursuant to the provisions of the Delaware Act.
2.2Limited Liability Company Agreement. The Members hereby execute this Agreement for the purpose of establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. This Agreement amends and restates the Prior Agreement in its entirety and shall constitute the “limited liability company agreement” (as that term is used in the Delaware Act) of the Company effective as of the Effective Time. The Members hereby agree that during the term of the Company set forth in Section 2.6 the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act. On any matter upon which this Agreement is silent, the Delaware Act shall control. No provision of this Agreement shall be in violation of the Delaware Act and to the extent any provision of this Agreement is in violation of the Delaware Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement; provided, however, that where the Delaware Act provides that a provision of the Delaware Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect, the provisions of this Agreement shall in each instance control; provided further, that notwithstanding the foregoing, Section 18-210 of the Delaware Act shall not apply or be incorporated into this Agreement.
2.3Name. The name of the Company shall be “ZoomInfo Holdings LLC”. The Managing Member in its sole discretion may change the name of the Company at any time and from time to time in accordance with the Delaware Act. Notification of any such change shall be given to all of the Members. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Managing Member.
2.4Purpose. The purpose and business of the Company shall be any business which may lawfully be conducted by a limited liability company formed pursuant to the Delaware Act.
2.5Principal Office; Registered Office. The principal office of the Company shall be at 805 Broadway Street, Suite 900, Vancouver, WA 98660, or such other place as the Managing Member may from time to time designate. The Company may maintain offices at such other place or places as the Managing Member deems advisable. Notification of any such change shall be given to all of the Members. The address of the registered office of the Company in the State of Delaware shall be 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company.
2.6Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until dissolution thereof in accordance with the provisions of Article XII. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate as provided in the Delaware Act.
2.7No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise.
2.8Tax Treatment. The Members intend that the Company shall be treated as a partnership for U.S. federal and applicable state or local income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with and actions necessary to obtain such treatment.
2.9Prior Agreements. For the avoidance of doubt, all prior limited liability company agreements amongst the Company and its members, including all amendments thereto, shall govern and control for all periods prior to the date hereof.
Article III

CAPITALIZATION; CAPITAL CONTRIBUTIONS
3.1Capitalization.
(a)Each Member shall hold Units, and the relative rights, privileges, preferences and obligations with respect to each Member’s Units shall be determined under this Agreement and the Delaware Act based upon the number and the class of Units held by such Member. The number and the class of Units held by each Member shall be set forth in the books and records of the Company. The class of Units as of the Effective Time is as follows: “Class A Common Units.” The Members shall have no right to vote on any matter, except as may be set forth in this Agreement or required under the Delaware Act. Any such vote shall be at a meeting of the Members entitled to vote or in writing as provided herein.
(i)Class A Common Units. The Class A Common Units shall have all the rights, privileges and obligations as are specifically provided for in this Agreement for Class A Common Units, and as may otherwise be generally applicable to all classes of Units, unless such application is specifically limited to one or more other classes of Units.
(b)As of the Effective Time, in connection with the Merger, all issued and outstanding membership interest of Merger Sub were automatically converted into and became the number of validly issued Class A Common Units equal to the aggregate number of shares of NewCo Class A Common Stock issued in connection with the Merger.

(c)The Managing Member in its sole discretion may establish and issue, from time to time in accordance with such procedures as the Managing Member shall determine from time to time, additional Units, in one or more classes or series of Units, or other Company securities, at such price, and with such designations, preferences and relative, participating, optional or other special rights, powers and duties (which may be senior to existing Units, classes and series of Units or other Company securities), as shall be determined by the Managing Member without the approval of any Member or any other Person who may acquire an interest in any of the Units, including (i) the right of such Units to share in Profits and Losses or items thereof; (ii) the right of such Units to share in Company distributions; (iii) the rights of such Units upon dissolution and winding up of the Company; (iv) whether, and the terms and conditions upon which, the Company may or shall be required to redeem such Units (including sinking fund provisions); (v) whether such Units are issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which such Units will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Total Percentage Interest as to such Units; (viii) the terms and conditions of the issuance of such Units (including, without limitation, the amount and form of consideration, if any, to be received by the Company in respect thereof, the Managing Member being expressly authorized, in its sole discretion, to cause the Company to issue such Units for less than fair market value); and (ix) the right, if any, of the holder of such Units to vote on Company matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Units. Notwithstanding any other provision of this Agreement, the Managing Member in its sole discretion, without the approval of any Member or any other Person, is authorized (i) to issue Units or other Company securities of any newly established class or any existing class to Members or other Persons who may acquire an interest in the Company; (ii) to amend this Agreement to reflect the creation of any such new class, the issuance of Units or other Company securities of such class, and the admission of any Person as a Member which has received Units or other Company securities; and (iii) to effect the combination, subdivision and/or reclassification of outstanding Units as may be necessary or appropriate to give economic effect to equity investments in the Company by the Managing Member that are not accompanied by the issuance by the Company to the Managing Member of additional Units and to update the books and records of the Company accordingly. Except as expressly provided in this Agreement to the contrary, any reference to “Units” shall include the Class A Common Units and Units of any other class or series that may be established in accordance with this Agreement. All Units of a particular class shall have identical rights in all respects as all other Units of such class, except in each case as otherwise specified in this Agreement.
(d)All Units issued hereunder shall be uncertificated unless otherwise determined by the Managing Member.
(e)To the extent information is required to be disclosed to any Member pursuant to this Agreement or the Delaware Act, pursuant to Section 18-305(g) of the Delaware Act, each Member acknowledges and agrees that portions of this agreement may be redacted by the Managing Member or information herein may otherwise be aggregated by the Managing Member to prevent disclosure of confidential information with respect to individual allocations of Employee Incentive Units.

(f)Each Member who is issued Units by the Company pursuant to the authority of the Managing Member pursuant to Section 5.1 shall make the Capital Contributions to the Company determined by the Managing Member pursuant to the authority of the Managing Member pursuant to Section 5.1 in exchange for such Units.
(g)Each Member, to the extent having the right to consent thereto, by executing this Agreement, hereby confirms, ratifies and approves the transactions contemplated by this Agreement and the other agreements and transactions referred to herein.
3.2Capital Accounts. A separate capital account (each, a “Capital Account”) shall be established for each Member and shall be maintained in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv) and this Section 3.2 shall be interpreted and applied in a manner consistent with such regulations. In accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f), the Company may adjust the Capital Accounts of its Members to reflect revaluations (including any unrealized income, gain or loss) of the Company’s property (including intangible assets such as goodwill), whenever it issues additional interests in the Company (including any interests issued with a zero initial Capital Account), or whenever the adjustments would otherwise be permitted under such Treasury Regulations. The Company may adjust the Capital Accounts of its Members to reflect revaluations of the property of any Subsidiary of the Company that is treated as a partnership (or entity disregarded from a partnership) for U.S. federal income tax purposes. In the event that the Capital Accounts of the Members are so adjusted, (i) the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property and (ii) the Members’ distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and Book Value of such property in the same manner as under Section 704(c) of the Code. In the event that Code Section 704(c) applies to property of the Company, the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization, and gain and loss, as computed for book purposes with respect to such property. In connection with the transactions contemplated by this Agreement, the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and determined as of the date hereof and the Capital Account of each Member shall be reflected in the books and records of the Company.
3.3Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).
3.4No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided herein.
3.5Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. If any Member shall advance funds to the Company in excess of the amounts required hereunder to be contributed by such Member to the capital of the Company, the making of such advances shall not result in any increase in the amount of the Capital Account of such Member. The amount of any such advances shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made.
Article IV

DISTRIBUTIONS AND ALLOCATIONS
4.1Distributions.
(a)Distributions Generally. The Managing Member may, subject to (i) any restrictions contained in the financing agreements to which the Company or any its Subsidiaries is a party, (ii) having available cash (after setting aside appropriate reserves), and (iii) any other restrictions set forth in this Agreement, make Distributions at any time and from time to time. Notwithstanding any other provision of this Agreement to the contrary, no Distribution, Tax Distribution or other payment in respect of Units shall be required to be made to any Member if, and to the extent that, such Distribution, Tax Distribution or other payment in respect of Units would not be permitted under the Delaware Act or other applicable law.
(b)Operating Distributions. Subject to Section 4.1(e) with respect to Tax Distribution, all Distributions by the Company other than those made in connection with a Liquidity Event pursuant to Section 4.1(c), shall be made or allocated to holders of Participating Units pro rata based on the number of Participating Units held by each such holder.
(c)Distributions in Connection with a Liquidity Event. Subject to Section 4.1(e) with respect to Tax Distribution, all Distributions by the Company, and all proceeds (whether received by the Company or directly by the Members) in connection with any Liquidity Event, shall be made or allocated among the holders of Participating Units pro rata based on the number of Participating Units held by each such holder.
(d)Notwithstanding the provisions of Section 4.1, Distributions are permitted to pay the expenses properly incurred by the Managing Member in accordance with Section 5.3(b).
(e)Tax Distributions.
(i)With respect to each Member the Company shall calculate the excess of (x)(A) the Income Amount allocated or allocable to such Member for the Tax Estimation Period in question and for all preceding Tax Estimation Periods, if any, within the Taxable Year containing such Tax Estimation Period multiplied by (B) the Assumed Tax Rate over (y) the aggregate amount of all prior Tax Distributions in respect of such Taxable Year and any Distributions made to such Member pursuant to Section 4.1(b) and Section 4.1(c), with respect to the Tax Estimation Period in question and any previous Tax Estimation Period falling in the Taxable Year containing the applicable Tax

Estimation Period referred to in (x)(A) (the amount so calculated pursuant to this sentence is herein referred to as a “Member’s Required Tax Distribution”); provided, however, that the Managing Member may make adjustments in its reasonable discretion to reflect transactions occurring during the Taxable Year.  For purposes of this Agreement, the “Income Amount” for a Tax Estimation Period shall equal, with respect to any Member, the net taxable income of the Company allocated or allocable to such Member for such Tax Estimation Period (excluding any compensation paid to a Member outside of this Agreement). For the purpose of calculating the Income Amount for a Member in any Tax Estimation Period, (x) any allocation to the TA Members of loss or deduction attributable to depreciation of any asset deemed contributed to the Company by the TA Members pursuant to the deemed asset acquisition pursuant to the Original Purchase Agreement and the provisions related thereto in the Original Purchase Agreement, (y) any allocation of loss or deduction to the TA Members as a result of the use of the “remedial method” of allocations within the meaning of Treasury Regulations Section 1.7043(d) as contemplated by the Original Purchase Agreement and pursuant to Section 4.4(b) and (z) any income or gain of the Company or Members prior to, or arising in connection with, the formation of the Company as a partnership for income tax purposes, in each case, shall not be taken into account but, for the avoidance of doubt, any allocation of income or gain to Members other than TA Members as a result of the use of the “remedial method” of allocations within the meaning of Treasury Section 1.7043(d) as contemplated by the Original Purchase Agreement and pursuant to Section 4.4(b) shall be taken into account.  In addition, any applicable adjustment to the basis of partnership property required to be made (x) in connection with the 2018 Purchase Agreement under Section 743 of the Code, including as a result of an election by the Company under Section 754 of the Code, with respect to the Carlyle Members, or (y) with respect to Intermediate Holdings under Section 743(b) of the Code in connection with an Exchange or with any transaction undertaken in connection with the IPO, in the case of clause (y) to the extent permitted by any obligations in respect of indebtedness for borrowed money of the Company or its Subsidiaries, shall not be taken into account.  Except as provided in the preceding sentence, the Income Amount with respect to each Member shall otherwise be determined in accordance with Section 4.4 hereof.  Within fifteen (15) days following the end of each Tax Estimation Period, the Company shall distribute to the Members pro rata based upon the number of Units held by each such other Member, an aggregate amount of cash sufficient to provide each such other Member with a distribution at least equal to such other Member’s Required Tax Distribution (with amounts distributed pursuant to this Section 4.1(e), “Tax Distributions”). Any Tax Distributions shall be treated in all respects as advances against future distributions pursuant to Section 4.1(a).
(ii)If the amount of any Tax Distribution is reduced as a result of any prior Distribution taken into account under clause (y) of the first sentence of Section 4.1(e)(i), the amount of such prior Distribution resulting in such reduction shall be treated as a Tax Distribution for purposes of this Article IV and not a Distribution under Section 4.1(b) and Section 4.1(c) regardless of whether such Distribution was labeled as such.

(iii)For purposes of this Agreement, the “Assumed Tax Rate” for a Tax Estimation Period shall initially be 40%. The Managing Member shall have the authority, in its reasonable discretion, to make appropriate adjustments to the Assumed Tax Rates, which shall in any event reflect at a minimum the highest marginal combined federal and state tax rate applicable to any Member holding Class A Common Units (on a look-through basis to the ultimate owner of such Units for so long as any Member holding such Units is a pass-through entity for income tax purposes) or Class P Units. For purposes of this Agreement, “Tax Estimation Period” shall mean each period from January 1 through March 31, from April 1 through May 31, from June 1 through August 31, and from September 1 through December 31 of each Taxable Year.
(iv)Notwithstanding anything to the contrary herein, no Tax Distributions will be required to be made with respect to items arising with respect to any Covered Transaction, although any unpaid Tax Distributions with respect to any Tax Estimation Period, or portion thereof, ending before a Covered Transaction shall continue to be required to be paid prior to any Distributions being made under Section 4.1(b) and (c).
(f)Notwithstanding the provisions of Section 4.1, Distributions are permitted to pay the expenses properly incurred by the Managing Member in accordance with Section 5.3(b).
(g)Each Distribution pursuant to Section 4.1(b) and (c) and each Distribution pursuant to Section 4.1(e) shall be made to the Persons shown on the Company’s books and records as Members as of the date of such Distribution; provided, however, that any transferor and transferee of Units may mutually agree as to which of them should receive payment of any Distribution under Section 4.1(e); provided, further, that the Managing Member may in its reasonable discretion make a Distribution under Section 4.1(e) to a former Member in respect of a Taxable Year (or the portion thereof) in which such former Member was a Member.
(h)For purposes of this Section 4.1, any non-cash Company assets distributed in kind to any Members shall be valued at their Fair Market Value in accordance with Article XIII.
4.2Allocations of Net Profit and Net Loss. Except as otherwise provided in this Agreement, including Section 4.3, Net Profits and Net Losses (and, to the extent necessary, individual items of income, gain or loss or deduction of the Company) shall be allocated among the Capital Accounts of the Members in a manner such that, after such allocations have been made, the balance of each Member’s Capital Account (which may be a positive, negative or zero balance) will equal the amount that would be distributed to such Member, determined as if the Company were to sell all of its assets for the Book Value thereof and distribute the proceeds thereof pursuant to Section 12.2 and the other relevant provisions of this Agreement. Notwithstanding the foregoing, the Managing Member in its sole discretion shall make allocations for tax purposes as may be needed to ensure that allocations are in accordance with the interests of the Members within the meaning of the Code and Treasury Regulations.

4.3Special Allocation. Notwithstanding any other provision in this Article IV:
(a)    Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain or Member Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any Company taxable year, the Members shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section 4.3(a) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).
(b)Qualified Income Offset. If any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the deficit balance in such Member’s Adjusted Capital Account Balance created by such adjustments, allocations or distributions as promptly as possible; provided that an allocation pursuant to this Section 4.3(b) shall be made only to the extent that a Member would have a deficit Adjusted Capital Account Balance in excess of such sum after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.3(b) were not in this Agreement. This Section 4.3(b) is intended to comply with the “qualified income offset” requirement of the Code and shall be interpreted consistently therewith.
(c)    Gross Income Allocation. If any Member has a deficit Capital Account at the end of any taxable year which is in excess of the sum of (i) the amount such Member is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 4.3(c) shall be made only if and to the extent that a Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article IV have been tentatively made as if Section 4.3(b) and this Section 4.3(c) were not in this Agreement.
(d)Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the Members holding Class A Common Units in accordance with their respective Class A Percentage Interest.
(e)    Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated to the Member who bears the economic risk of loss with respect to the liability to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(j).

(f)Ameliorative Allocations. Any special allocations of income or gain pursuant to Sections 4.3(a) or 4.3(c) hereof shall be taken into account in computing subsequent allocations pursuant to Section 4.2 and this Section 4.3(f), so that the net amount of any items so allocated and all other items allocated to each Member shall, to the extent possible, be equal to the net amount that would have been allocated to each Member if such allocations pursuant to Sections 4.3(a) or 4.3(c) had not occurred.
(g)Compensation Deduction. If the Company is entitled to a deduction for compensation to a person providing services to the Company or its subsidiaries the economic cost of which is borne by a Member (and not the Company or its subsidiaries), whether paid in cash, Class A Common Units or other property, the Member who bore such economic cost shall be treated as having contributed to the Company such cash, Class A Common Units or other property, and the Company shall allocate the deduction attributable to such payment to such Member; provided, if the Company is entitled to a deduction for compensation to a person providing services to the Company or its subsidiaries the economic cost of which is borne by the Holding Company, HSKB or HSKB II (and not the Company or its subsidiaries), the entity who bore such economic cost shall be treated as having contributed to the Company such cash or other property, and the Company shall allocate the deduction attributable to such payment among such Members as determined in the reasonable discretion of the Company and the Holding Company. If any income or gain is recognized by the Company by reason of such transfer of property to the person providing services to the Company or its subsidiaries, such income or gain will be allocated to the Member who transferred such property; provided, if any income or gain is recognized by the Company by reason of such transfer of property by the Holding Company, HSKB or HSKB II to the person providing services to the Company or its subsidiaries, such income or gain will be allocated to the Member who transferred such property as determined in the reasonable discretion of the Company and the Holding Company.
(h)Forfeiture Allocation. In the event that the Units of any Member are forfeited, then for the fiscal year of such forfeiture or other period (as determined by the Managing Member):
(i)items of income, gain, loss, and deduction shall be excluded from the calculation of Profits and Losses and shall be specially allocated to the Member whose Units have been forfeited so as to cause such Member’s Capital Account to equal such Member’s distribution entitlements under Section 4.1 after giving effect to the adjustment in the Member’s Class A Percentage Interest resulting from the applicable forfeiture;
(ii)the Managing Member may elect to apply another allocation or Capital Account adjustment method to a Unit forfeiture as they deem appropriate in lieu of the method set forth in this Section 4.3(h).
4.4Tax Allocations.

(a)Except as provided in Sections 4.4(b), (c) and (d), Net Profits and Net Losses (and, to the extent necessary, individual items of income, gains, losses, deductions and credits) of the Company will be allocated, for federal, state and local income tax purposes, among the holders of Units in accordance with the allocation of such income, gains, losses, deductions and credits among the holders of Units for book purposes.
(b)Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the holders of Units in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value; provided, however, that notwithstanding anything herein to the contrary, (i) other than with respect of revaluations of such property, the Company shall elect to use the “remedial method” of allocations within the meaning of Treasury Regulations Section 1.704-3(d) in respect of property deemed contributed to the Company by the Holding Company pursuant to Section 3.2(d) of the Limited Liability Company Agreement of the Company dated May 29, 2014 and the provisions related thereto in the Original Purchase Agreement, and the Holding Company shall provide the Company any information, records or assistance reasonably requested to allow the Company to make such allocations under the “remedial method”, (ii) the Company shall elect to use the “traditional method with curative allocations” within the meaning of Treasury Regulations Section 1.704-3(c) in respect of section 197 intangibles (as defined in Section 197(d) of the Code) that are subject to reverse Section 704(c) allocations as a result of a contribution of cash by Intermediate Holdings at the time of the Initial Public Offering, and in respect of revaluations of such property following the Initial Public Offering, with such curative allocations limited to gain from the sale of such section 197 intangibles as described in Treasury Regulations Section 1.704-3(c)(3)(iii)(B) and (iii) the Company shall elect to use the “traditional method” of allocations within the meaning of Treasury Regulations Section 1.704-3(b) in respect of all other property (other than the property described in clause (i) or clause (ii) of this sentence) contributed or deemed contributed to the Company prior to the time of the Initial Public Offering. For any Company asset not described in the foregoing sentence the Book Value of which differs from the adjusted basis of such property to the Company for federal income tax purposes, income, gain, loss and deduction with respect to such property shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code in any manner determined by the Managing Member and permitted by the Code and Treasury Regulations so as to take account of the difference between Book Value and adjusted basis of such property. In making allocations pursuant to this Section 4.4(b), the Managing Member shall take into account the methodologies set forth in Exhibit A. Notwithstanding the foregoing, such allocations may be adjusted as reasonably deemed necessary by the Managing Member, acting in good faith, to give economic effect to the provisions of this Agreement.
(c)If the Book Value of any Company asset is adjusted pursuant to Section 3.2, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

(d)Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the holders of Units according to their interests in such items as determined by the Managing Member taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).
(e)Allocations pursuant to this Section 4.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any holder’s Capital Account or share of book income, gain, loss or deduction, Distributions or other Company items pursuant to any provision of this Agreement.
4.5Withholding Taxes.
(a)The Company shall withhold taxes from distributions to, and allocations among, the Members to the extent required by law. Except as otherwise provided in this Section 4.5, any amount so withheld by the Company with regard to a Member shall be treated for purposes of this Agreement as an amount actually distributed to such Member pursuant to Section 4.1(b) or Section 4.1(c), as appropriate (a “Withholding Payment”). An amount shall be considered withheld by the Company if, and at the time, remitted to a Governmental Entity without regard to whether such remittance occurs at the same time as the distribution or allocation to which it relates; provided, however, that an amount actually withheld from a specific distribution or designated by the Managing Member as withheld from a specific allocation shall be treated as if distributed at the time such distribution or allocation occurs.
(b)Each Member hereby agrees to indemnify the Company and the other Members for any liability they may incur for failure to properly withhold taxes in respect of such Member. Moreover, each Member hereby agrees that neither the Company nor any other Member shall be liable to such Member for any excess taxes withheld in respect of such Member’s Interest and that, in the event of overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate governmental authority.
(c)If it is anticipated that at the due date of the Company’s withholding obligation the Member’s share of cash distributions or other amounts due is less than the amount of the Withholding Payment, the Member with respect to which the withholding obligation applies shall pay to the Company the amount of such shortfall within thirty (30) days after notice by the Company. If a Member fails to make the required payment when due hereunder, and the Company nevertheless pays the withholding, in addition to the Company’s remedies for breach of this Agreement, the amount paid shall be deemed a recourse loan from the Company to such Member bearing interest at an interest rate per annum equal to the Base Rate plus 3.0%, and the Company shall apply all distributions or payments that would otherwise be made to such Member toward payment of the loan and interest, which payments or distributions shall be applied first to interest and then to principal until the loan is repaid in full. In the event that the distributions or proceeds to the Company or any Subsidiary of the Company are reduced on account of taxes withheld at the source or any taxes are otherwise required to be paid by the Company and such taxes are imposed on or with respect to one or more, but not all of the Members in the Company, or all of the Members in the Company at different tax rates, the amount of the reduction shall be borne by the relevant Members and treated as if it were paid by the Company as a Withholding Payment with respect to such Members pursuant to Section 4.5(a). Taxes imposed on the Company where the rate of tax varies depending on characteristics of the Members shall be treated as taxes imposed on or with respect to the Members for purposes of Section 4.5(a). In addition, if the Company is obligated to pay any taxes (including penalties, interest and any addition to tax) to any Governmental Entity that is specifically attributable to a Member or a former Member, including, without limitation, on account of Sections 864 or 1446 of the Code, then (x) such Member or former Member shall indemnify the Company in full for the entire amount paid or payable, (y) the Managing Member may offset future distributions from such Member or former Member pursuant to Section 4.1 to which such Person is otherwise entitled under this Agreement against such Member or former Member’s obligation to indemnify the Company under this Section 4.5(c) and (z) such amounts shall be treated as a Withholding Payment pursuant to Section 4.5(a) with respect to such Member or former Member.
(d)If the Company incurs an Imputed Underpayment Amount, the Partnership Representative shall determine in its discretion the portion of such Imputed Underpayment Amount attributable to each Member or former Member and such attributable amount shall be treated as a Withholding Payment pursuant to Section 4.5(a). The portion of any Imputed Underpayment Amount attributed to a former Member shall be treated as a Withholding Payment pursuant to Section 4.5(a) with respect to such former Member. The Partnership Representative shall use commercially reasonable efforts to secure any reduction in any Imputed Underpayment Amount that is available by reason of the status of any Member (or its beneficial owners), including by means of any procedures provided pursuant to Code Section 6225(c)(3), and to allocate the benefit of any such reduction to such Member. Each Member agrees to indemnify and hold harmless the Company, Managing Member and the Partnership Representative from and against any and all liability with respect to any Imputed Underpayment Amounts required on behalf of, or with respect to, such Member or any former Member whose former interest in the Company is held by such Member. A Member’s obligation to so indemnify shall survive the dissolution and winding up of the Company and the transfer, assignment or liquidation of such Member’s interest in the Company. For purposes hereof, “Imputed Underpayment Amount” shall mean any “imputed underpayment” within the meaning of Section 6225 of the Code (or any corresponding or similar provision of state, local or foreign law) paid (or payable) by the Company as a result of an adjustment with respect to any Company item, including any interest or penalties with respect to any such adjustment. Imputed Underpayment Amounts shall also include any imputed underpayment amounts within the meaning of Code Section 6225 (or any corresponding or similar provision of state, local or foreign law) which are paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Company holds (or has held) a direct or indirect interest (other than through entities treated as corporations for U.S. federal income tax purposes) to the extent that the Company bears the economic burden of such amounts, whether by law or agreement.
(e)A Member’s obligations under this Section 4.1(g) shall survive the dissolution and winding up of the Company and any transfer, assignment or liquidation of such Member’s interest in the Company.

4.6Allocations Upon Final Liquidation. With respect to the fiscal year in which the final liquidation of the Company occurs in accordance with Section 12.2 of the Agreement, and notwithstanding any other provision of Sections 4.2, 4.3 or 4.4 hereof, items of Company income, gain, loss and deduction shall be specially allocated to the Members in such amounts and priorities as are necessary so that the positive Capital Accounts of the Members shall, as closely as possible, equal the amounts that will be distributed to the Members pursuant to Section 12.2.
Article V

MANAGEMENT
5.1Authority of the Managing Member. Except for situations in which the approval of one or more of the Members is specifically required by the express terms of this Agreement, and subject to the provisions of this Article V, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the Managing Member, (ii) the Managing Member shall conduct, direct and exercise full control over all activities of the Company, and (iii) the Managing Member shall have the sole power to bind or take any action on behalf of the Company, or to exercise any rights and powers (including, without limitation, the rights and powers to take certain actions, give or withhold certain consents or approvals, or make certain determinations, opinions, judgments or other decisions) granted to the Company under this Agreement or any other agreement, instrument or other document to which the Company is a party. Without limiting the generality of the foregoing, but subject to any situations in which the approval of the Members is specifically required by this Agreement, (x) the Managing Member shall have discretion in determining whether to issue Equity Securities, the number of Equity Securities to be issued at any particular time, the purchase price for any Equity Securities issued, and all other terms and conditions governing the issuance of Equity Securities and (y) the Managing Member may enter into, approve, and consummate any Liquidity Event or other extraordinary or business combination or divestiture transaction, and execute and deliver on behalf of the Company or the Members any agreement, document and instrument in connection therewith (including amendments, if any, to this Agreement or adoptions of new constituent documents) without the approval or consent of any Member. The Managing Member shall operate the Company and its Subsidiaries in accordance in all material respects with an annual budget, business plan and financial forecasts for the Company and its Subsidiaries for each fiscal year. The Managing Member shall be the “manager” of the Company for the purposes of the Delaware Act. The Managing Member is hereby designated as authorized person, within the meaning of the Delaware Act, to execute, deliver and file the certificate of formation of the Company and all other certificates (and any amendments and/or restatements hereof) required or permitted by the Delaware Act to be filed in the Office of the Secretary of State of the State of Delaware. The Managing Member and Members hereby approve and ratify the filing of the following documents with the Secretary of State of the State of Delaware: (i) the Certificate of Formation of the Company by Henry Schuck, as authorized person, (ii) the Certificate of Amendment to the Certificate of Formation of the Company by Anthony Stark, as authorized person, and (iii) the Certificate of Merger of the Company by Anthony Stark, as authorized person. The Managing Member is hereby authorized to execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. Notwithstanding any other provision of this Agreement to the contrary, without the consent of any Member or other Person being required, the Company is hereby authorized to execute, deliver and perform, and the Managing Member or any officer on behalf of the Company, is hereby authorized to execute and deliver (a) the Merger Agreement; (b) any other document, certificate or contract relating to or contemplated by the Corporate Conversion; and (c) any amendment and any agreement, document or other instrument contemplated thereby or related thereto. The Managing Member or any officer is hereby authorized to enter into the documents described in the preceding sentence on behalf of the Company, but such authorization shall not be deemed a restriction on the power of the Managing Member or any officer to enter into other documents on behalf of the Company.
5.2Actions of the Managing Member. Unless otherwise provided in this Agreement, any decision, action, approval or consent required or permitted to be taken by the Managing Member may be taken by the Managing Member through any Person or Persons to whom authority and duties have been delegated pursuant to Section 5.4(a). The Managing Member shall not cease to be a Managing Member of the Company as a result of the delegation of any duties hereunder. No officer or agent of the Company, in its capacity as such, shall be considered a Managing Member of the Company by agreement, as a result of the performance of its duties hereunder or otherwise.
5.3Compensation; Expenses.
(a)The Managing Member shall not be entitled to any compensation for services rendered to the Company in its capacity as Managing Member.
(b)The Company shall pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals) incurred in pursuing and conducting, or otherwise related to, the activities of the Company. The Company shall also, in the sole discretion of the Managing Member, bear and/or reimburse Old PubCo or the Managing Member for (i) any costs, fees or expenses incurred by the Managing Member in connection with serving as Managing Member, (ii) operating, administrative and other similar costs incurred by the Managing Member, to the extent the proceeds are used or will be used by the Managing Member to pay expenses described in this clause (ii) and payments pursuant to any legal, tax, accounting and other professional fees and expenses (but, for the avoidance of doubt, excluding any tax liabilities of the Managing Member), (iii) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings involving, the Managing Member, (iv) other fees and expenses in connection with the maintenance of the existence of the Managing Member, (v) fees and expenses related to any securities offering, investment or acquisition transaction (whether or not successful) authorized by Old PubCo, as the managing member of the Managing Member, and (vi) all other expenses allocable to the Company or otherwise incurred by Old PubCo or the Managing Member in connection with operating the Company’s business (including expenses allocated to Old PubCo or the Managing Member by their Affiliates and expenses incurred by Old PubCo in its capacity as managing member of the Managing Member). For the avoidance of doubt, distributions made under Section 4.1(d) may not be used to pay or facilitate dividends or distributions on the common stock of Old PubCo and must be used solely for one of the express purposes set forth under clauses

(i) through (v) of the immediately preceding sentence. To the extent that the Managing Member determines in its sole discretion that such expenses are related to the business and affairs of Old PubCo or the Managing Member that are conducted through the Company and/or its Subsidiaries (including expenses that relate to the business and affairs of the Company and/or its Subsidiaries and that also relate to other activities of Old PubCo or the Managing Member), the Managing Member may cause the Company to pay or bear all expenses of Old PubCo or the Managing Member, including, without limitation, compensation and meeting costs of any board of directors or similar body of Old PubCo or the Managing Member, any salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of Old PubCo or the Managing Member to perform services for the Company, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, except to the extent such franchise taxes are based on or measured with respect to net income or profits; provided that the Company shall not pay or bear any income tax obligations of Old PubCo or the Managing Member or any obligations of Old PubCo or the Managing Member under the Tax Receivable Agreements. To the extent practicable, expenses incurred by Old PubCo or the Managing Member on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to Old PubCo or the Managing Member or any of their Affiliates by the Company pursuant to this Section 5.3(b) constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Section 707(c) of the Code and shall not be treated as distributions for purposes of computing the Members’ Capital Account. Reimbursements pursuant to this Section 5.3(b) shall be in addition to any reimbursement to Old PubCo or the Managing Member as a result of indemnification pursuant to Section 6.4.
5.4Delegation of Authority.
(a)The Managing Member may, from time to time, delegate to one or more Persons (including any officer of the Company or other Person) such authority and duties as the Managing Member may deem advisable; provided that any such Person shall exercise such authority subject to the same duties and obligations to which the Managing Member would have otherwise been subject pursuant to the terms of this Agreement.
(b)The Managing Member may assign titles (including, without limitation, executive chairman, non-executive chairman, chief executive officer, president, vice president, secretary, assistant secretary, treasurer or assistant treasurer) and delegate certain authority and duties to such Persons. Any number of titles may be held by the same officer of the Company or other individual. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Managing Member. Any delegation pursuant to this Section 5.4 may be revoked at any time by the Managing Member.
5.5Limitation of Liability.
(a)Except as otherwise provided herein, in an agreement entered into by such Person and the Company or by applicable law, none of the Managing Member or any manager, officer, director, principal, member, employee, agent or Affiliate of the Managing Member shall be liable to the Company or to any Member for any act or omission performed or omitted by the Managing Member in its capacity as the Managing Member pursuant to authority granted to such Person by this Agreement; provided that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to such Person’s gross negligence, willful misconduct or knowing violation of law, for any present or future breaches of any representations, warranties or covenants by such Person or its Affiliates contained herein with respect to any rights of the Company under any other agreements between the Managing Member and the Company. The Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and none of the Managing Member or any manager, officer, director, principal, member, employee, agent or Affiliate of the Managing Member shall be responsible for any misconduct or negligence on the part of any such agent appointed by the Managing Member (so long as such agent was selected in good faith and with reasonable care). The Managing Member shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Managing Member in good faith reliance on such advice shall in no event subject the Managing Member to liability to the Company or any Member.
(b)Except as provided in this Agreement or in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Managing Member shall be obligated personally for any such debts, obligations or liabilities solely by reason of acting as the Managing Member of the Company. The Managing Member shall not be personally liable for the Company’s obligations, liabilities and Losses. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Managing Member for liabilities of the Company.
Article VI

RIGHTS AND OBLIGATIONS OF MEMBERS
6.1Limitation of Liability.
(a)Except as provided in this Agreement or in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Member shall be obligated personally for any such debts, obligations or liabilities solely by reason of being a member of the Company. Except as otherwise provided in this Agreement or the Delaware Act, a Member’s liability (in its capacity as such) for Company obligations, liabilities and Losses shall be limited to the Company’s assets; provided that a Member shall be required to return to the Company any Distribution made to it after the execution of this Agreement in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Members have consented within the meaning of the Delaware Act.
(b)This Agreement is not intended to, and does not, create or impose any duty (including any fiduciary duty) on any of the Members (including without limitation, the Managing Member) hereto or on their respective Affiliates. Further, notwithstanding any other provision of this Agreement or any duty otherwise existing at law or in equity, the parties hereto agree that no Member or Managing Member shall, to the fullest extent permitted by law, have duties (including fiduciary duties) to any other Member or to the Company, and in doing so, recognize, acknowledge and agree that their duties and obligations to one another and to the Company are only as expressly set forth in this Agreement; provided, however, that each Member and the Managing Member shall have the duty to act in accordance with the implied contractual covenant of good faith and fair dealing.
(c)To the extent that, at law or in equity, any Member (including without limitation, the Managing Member) has duties (including fiduciary duties) and liabilities relating thereto to the Company, to another Member or to another Person who is a party to or is otherwise bound by this Agreement, the Members (including without limitation, the Managing Member) acting under this Agreement will not be liable to the Company, to any such other Member or to any such other Person who is a party to or is otherwise bound by this Agreement, for their good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities relating thereto of any Member (including without limitation, the Managing Member) otherwise existing at law or in equity, are agreed by the Members to replace to that extent such other duties and liabilities of the Members relating thereto (including without limitation, the Managing Member).
6.2Lack of Authority. No Member (other than the Managing Member) in its capacity as such (other than in its capacity as a Person delegated authority pursuant to Section 5.4) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditures on behalf of the Company. The Members hereby consent to the exercise by the Managing Member of the powers conferred on it by law and this Agreement.
6.3No Right of Partition. No Member shall have the right to seek or obtain partition by court decree or operation of law of any Company property, or the right to own or use particular or individual assets of the Company.
6.4Indemnification.
(a)Subject to Section 4.5, the Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment, substitution or replacement), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties, as reasonably required) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Member (or Affiliate of a Member) or is or was serving as the Managing Member, any additional or substitute Managing Member, a Manager or a committee member pursuant to the Fourth A&R LLCA, officer, employee or other agent of the Company or is or was serving at the request of the Company as a manager, officer, director, principal, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (including any manager, officer, director, principal, member, employee or agent of the Managing Member or any additional or substitute Managing Member); provided that (unless the Managing Member otherwise consents) no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ gross negligence, willful misconduct or knowing violation of law. Expenses, including reasonable attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding related to any such indemnifiable matter shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amounts if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.
(b)The right to indemnification and the advancement of expenses conferred in this Section 6.4 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, by-law, determination of the Managing Member or otherwise.
(c)The Company will maintain directors’ and officers’ liability insurance, at its expense, for the benefit of the Managing Member, the officers of the Company and any other Persons to whom the Managing Member has delegated its authority pursuant to Section 5.4.
(d)Notwithstanding anything contained herein to the contrary (including in this Section 6.4), any indemnity by the Company relating to the matters covered in this Section 6.4 shall be provided out of and to the extent of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional capital contributions or otherwise provide funding to help satisfy such indemnity of the Company.
(e)If this Section 6.4 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 6.4 to the fullest extent permitted by any applicable portion of this Section 6.4 that shall not have been invalidated and to the fullest extent permitted by applicable law.

VI.5Members Right to Act. For matters that require the approval of the Members generally (rather than the approval of the Managing Member on behalf of the Members or the approval of a particular group of Members), the Members shall act through meetings and written consents as described in paragraphs (a) and (b) below:
(a)Except as otherwise expressly provided by this Agreement or as required by the Delaware Act, acts by the Members holding a majority of the Units voting together as a single class shall be the act of the Members. Any Member entitled to vote at a meeting of Members or to express consent or dissent to Company action in writing without a meeting may authorize another person or persons to act for it by proxy. A telegram, email or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 6.5(a). No proxy shall be voted or acted upon after eleven months from the date thereof, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and that the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.
(b)The actions by the Members permitted hereunder may be taken at a meeting called by the Managing Member or by Members holding a majority of the Units on at least twenty-four hours’ prior written notice to the other Members entitled to vote, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Members entitled to vote or consent may be taken by vote of the Members entitled to vote or consent at a meeting or by written consent (without a meeting, without notice and without a vote) so long as such consent is signed by the Members having not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of the action so taken without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing. Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.

Article VII

BOOKS, RECORDS, ACCOUNTING AND REPORTS
7.1Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 7.3 or pursuant to applicable laws. All matters concerning (i) the determination of the relative amount of allocations and distributions among the Members pursuant to Article III and Article IV and (ii) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Managing Member, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error.
7.2Fiscal Year. The Fiscal Year of the Company shall be such annual accounting period as is established by the Managing Member from time to time.
7.3Reports. The Company shall use commercially reasonable efforts to deliver or cause to be delivered, as soon as practicable following the completion of each Taxable Year, but in all events within ninety (90) days after the end of each Taxable Year, to each Person who was a holder of Units at any time during such Taxable Year all information from the Company necessary for the preparation of such Person’s United States federal and state income tax returns. Except as set forth in the immediately preceding sentence or any separate written agreement between the Company and any Member, pursuant to Section 18-305(g) of the Delaware Act, no Member shall have the right to any other information from the Company, except as may be required by any non-waivable provision of law.
7.4Transmission of Communications. Each Person that owns or controls Units on behalf of, or for the benefit of, another Person or Persons shall be responsible for conveying any report, notice or other communication received from the Company to such other Person or Persons.
7.5Confidentiality.
(a)The Managing Member may keep confidential from the Members, for such period of time as the Managing Member determines in its sole discretion, (i) any information that the Managing Member reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Managing Member believes is not in the best interests of the Company, could damage the Company or its business or that the Company is required by law or by agreement with any third party to keep confidential, including without limitation, information as to the Units held by any other Member. With respect to any schedules, annexes or exhibits to this Agreement, to the fullest extent permitted by law, each Member (other than the Managing Member) shall only be entitled to receive and review any such schedules, annexes and exhibits relating to such Member and shall not be entitled to receive or review any schedules, annexes or exhibits relating to any other Member (other than the Managing Member).

(b)Each Member agrees, for so long as such Member owns any Units and for a period of two (2) years following the date upon which such Member ceases to own any Units, to keep confidential, any non-public information provided to such Member by the Company; provided, however, that nothing herein will limit the disclosure of any information (i) to the extent required by law, statute, rule, regulation, judicial process, subpoena or court order or required by any governmental agency or other regulatory authority; (ii) that is in the public domain or becomes generally available to the public, in each case, other than as a result of the disclosure by the parties in violation of this Agreement; or (iii) to a Member’s Permitted Transferees, advisors, representatives and Affiliates; provided that such advisors, representatives and Affiliates shall have been advised of this agreement and shall have expressly agreed to be bound by the confidentiality provisions hereof, or shall otherwise be bound by comparable obligations of confidentiality, and the applicable Member shall be responsible for any breach of or failure to comply with this agreement by any of its Affiliates and such Member agrees, at its sole expense, to take reasonable measures (including but not limited to court proceedings) to restrain its advisors, representatives and Affiliates from prohibited or unauthorized disclosure or use of any confidential information.
Article VIII

TAX MATTERS
8.1Preparation of Tax Returns. The Company shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company. The Managing Member shall determine the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of items of income, gain, deduction, loss and credit or any other method or procedure related to the preparation of such tax returns. Each Member will, upon request, supply to the Company all reasonably accessible, pertinent information in its possession relating to the operations of the Company necessary to enable the Company’s tax returns to be prepared and filed. Each Member agrees in respect of any year in which such Member had an investment in the Company that, unless otherwise agreed by the Managing Member or as required by law, such Member shall not: (i) treat, on its individual tax returns, any item of income, gain, loss, deduction or credit relating to such investment in a manner inconsistent with the treatment of such item by the Company, as reflected on the Schedule K-1 or other information statement furnished by the Company to such Member; or (ii) file any claim for refund relating to any such item based on, or which would result in, any such inconsistent treatment. The Company shall operate in a manner such that (a) no Member (or its indirect owners) will be required to file a tax return in a jurisdiction outside of the United States by reason of the Company’s investment or activities in such jurisdiction and (b) no income of any Member (or its indirect owners) that is unrelated to the Company will be subject to tax in a jurisdiction outside the United States by reason of the Company’s income or activities in such jurisdiction.
8.2Tax Elections
. The Taxable Year of the Company shall be the calendar year unless otherwise required by the Code or applicable tax laws. The Managing Member shall cause the Company to have in effect (and to cause each direct or indirect subsidiary that is treated as a partnership for U.S. federal income tax purposes to have in effect) an election pursuant to Section 754 of the Code, to adjust the tax basis of Company properties, for the taxable year that includes the date of the initial public offering of shares of Class A Common Stock and for each taxable year in which an Exchange occurs. The Managing Member shall determine whether to make or revoke any other available election or decision relating to tax matters, including controversy in Section 8.3 pursuant to the Code. Each Member will upon request supply any information necessary to give proper effect to any such election.
8.3Tax Controversies
. With respect to tax periods ending after December 31, 2017, the Managing Member (or its permitted designee) is hereby designated the “partnership representative” of the Company for purposes of, and in accordance with, Section 6223 of the Code (the “Partnership Representative”). With respect to tax periods ending on or prior to December 31, 2017, the Managing Member (or its permitted designee) shall act as the “tax matters partner” within the meaning of Section 6231(a)(7) of the Code (as in effect during such tax period) (the “Tax Matters Member”). The Partnership Representative or the Tax Matters Member, as applicable, is authorized and required to represent the Company (at the Company’s expense) in connection with all tax audits, litigations, contests, examinations, controversies and other similar proceedings of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each holder of Units agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Partnership Representative or Tax Matters Member, as applicable, shall keep the Managing Member fully informed of the progress of any examinations, audits or other proceedings, it being agreed that no holder of Units (other than the Managing Member (or its permitted designee), in its capacity as Partnership Representative or Tax Matters Member) shall have any right to participate in any such examinations, audits or other proceedings. Each Member hereby agrees to (i) take such actions as may be required to effect the designation of the Managing Member (or its designee) as the Partnership Representative or Tax Matters Member, (ii) to cooperate to provide any information or take such other actions as may be reasonably requested by the Partnership Representative in order to determine whether any Imputed Underpayment Amount may be modified pursuant to Section 6225(c) of the Code, and (iii) to, upon the request of the Partnership Representative, file any amended U.S. federal income tax return and pay any tax due in connection with such tax return in accordance with Section 6225(c)(2) of the Code. Notwithstanding the foregoing, the Partnership Representative and the Tax Matters Member shall be subject to the control of the Managing Member pursuant to Section 8.2 and shall not settle or otherwise compromise any issue in any such examination, audit or other proceeding without first obtaining approval of the Managing Member and shall make an election under Section 6226 of the Code with respect to any partnership income tax audit for taxable years beginning after December 31, 2017, unless the Managing Member determines not to make such an election.

Article IX

RESTRICTIONS ON TRANSFER OF UNITS
9.1Transfers of Units.
(a)No holder of Units or Holding Company Units may sell, transfer, assign, pledge, encumber, distribute, contribute or otherwise dispose of (whether directly or indirectly (including, for the avoidance of doubt, by Transfer or issuance of any Capital Stock of any Member that is not a natural person), whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest (legal or beneficial) in any Units or Holding Company Units (a “Transfer”), except Transfers pursuant to and in accordance with Sections 9.1(b).
(b)The restrictions contained in Section 9.1(a) shall not apply, subject to Section 9.6, to any Transfer of Units or Holding Company Units by any Member or holder of Holding Company Units (i) to its Affiliates, (ii) by any Member or holder of Holding Company Units to a trust solely for the benefit of such Person and such Person’s Family Group (or a re-Transfer of such Units by such trust back to such Member upon the revocation of any such trust) or pursuant to the applicable laws of descent or distribution among such Person’s Family Group, or (iii) approved in writing by the Managing Member (each of clauses (i)-(iii), an “Exempt Transfer”); provided that the restrictions contained in this Agreement will continue to apply to the Units and Holding Company Units after any Transfer pursuant to clause (i), (ii) or (iii) above and each transferee of Units or Holding Company Units shall agree in writing, prior to and as a condition precedent to the effectiveness of such Transfer, to be bound by the provisions of this Agreement, without modification or condition, subject only to the consummation of such Transfer. Upon the Transfer of Units or Holding Company Units pursuant to clause (i), (ii) or (iii) of the first sentence of this Section 9.1(b), the transferor will deliver written notice to the Company, which notice will disclose in reasonable detail the identity of such transferee(s) and shall include original counterparts of this Agreement in a form acceptable to the Company. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more Transfers to one or more transferees permitted under clause (i) or (ii) of the first sentence of this Section 9.1(b) and then disposing of all or any portion of such party’s interest in such transferee if such disposition would result in such transferee ceasing to be a Permitted Transferee.
(c)No holder of Holding Company Units shall agree to facilitate or otherwise permit the transfer of any Holding Company Units, other than in compliance with Section 9.1.
(d)Notwithstanding anything in this Agreement to the contrary, as a condition to any Transfer:
(i)if the transferor of Units who proposes to transfer such Units (or if such transferor is a disregarded entity for U.S. federal income tax purposes, the first direct or indirect beneficial owner of such transferor that is not a disregarded entity (the

“Transferor’s Owner”)) is a “United States person” as defined in Section 7701(a)(30) of the Code, then such transferor (or Transferor’s Owner, if applicable) shall complete and provide to both of the transferee and the Company, a duly executed affidavit in the form provided to such transferor by the Company, certifying, under penalty of perjury, that the transferor (or Transferor’s Owner, if applicable) is not a foreign person, nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate (as such terms are defined under the Code and applicable United States Treasury Regulations) and the transferor’s (or Transferor’s Owner’s, if applicable) United States taxpayer identification number, or
(ii)if the transferor of Units who proposes to transfer such Units (or if such transferor is a disregarded entity for U.S. federal income tax purposes, the Transferor’s Owner) is not a “United States person” as defined in Section 7701(a)(30) of the Code, then such transferor and transferee shall jointly provide to the Company written proof reasonably satisfactory to the Managing Member that any applicable withholding tax that may be imposed on such transfer and any related tax returns or forms that are required to be filed, have been, or will be, timely paid and filed, as applicable.
9.2Restricted Units Legend.
(a)The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units (if such securities remain Units as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE ISSUER OF SUCH SECURITIES, AS SUCH AGREEMENT MAY BE AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME, AND THE ISSUER RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH TRANSFER RESTRICTIONS HAVE BEEN FULFILLED. A COPY OF SUCH SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT SHALL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

The Company will imprint such legend on certificates (if any) evidencing Units. The legend set forth above will be removed from the certificates (if any) evidencing any units which cease to be Units in accordance with the definition thereof.
(b)In connection with the Transfer of any Units, the holder thereof shall deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer, which shall, if so requested by the Managing Member, be accompanied by (i) an opinion of counsel which (to the Company’s reasonable satisfaction) is knowledgeable in securities law matters to the effect that such Transfer of Units may be effected without registration of such Units under the Securities Act or (ii) such other evidence reasonably satisfactory to the Managing Member to the effect that such Transfer of Units may be effected without registration of such Units under the Securities Act. In addition, if the holder of the Units delivers to the Company an opinion of such counsel that no subsequent Transfer of such Units shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such securities (if then certificated) which do not bear the Securities Act legend set forth in Section 9.2(a). If the Company is not required to deliver new certificates for such Units not bearing such legend, the holder thereof shall not effect any Transfer of the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Agreement.
(c)    Upon the request of any Member, the Company will promptly supply to such Member or its prospective transferees all information regarding the Company required to be delivered in connection with a Transfer pursuant to Rule 144 of the Securities and Exchange Commission.
(d)If any Units become eligible for sale pursuant to Rule 144 of the Securities and Exchange Commission or no longer constitute “restricted securities” (as defined under Rule 144(a) of the Securities and Exchange Commission), the Company shall, upon the request of the holder of such Units, remove the Securities Act legend set forth in Section 9.2(a) above from the certificates (if any) for such securities.
9.3Assignee’s Rights.
(a)Subject to Section 9.6(b), a Transfer of Units in a manner in accordance with this Agreement shall be effective as of the date of assignment and compliance with the conditions to such Transfer and such Transfer shall be shown on the books and records of the Company. Income, loss and other Company items shall be allocated between the transferor and the Assignee according to Code Section 706 as determined by the Managing Member. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made after such date shall be paid to the Assignee.
(b)Unless and until an Assignee becomes a Member pursuant to Article X, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided that without relieving the transferring Member from any such limitations or obligations as more fully described in Section 9.4, such Assignee shall be bound by any limitations and obligations of a Member contained herein that a Member would be bound on account of such Units (including the obligation to make Capital Contributions on account of such Units).
9.4Assignor’s Rights and Obligations. Any Member who shall Transfer any Units in a manner in accordance with this Agreement shall cease to be a Member with respect to such Units or such other interest and shall no longer have any rights or privileges, or, except as set forth in this Section 9.4, duties, liabilities or obligations, of a Member with respect to such Units or such other interest (it being understood, however, that the applicable provisions of Sections 5.5 and 6.4 shall continue to inure to such Person’s benefit), except that unless and until the Assignee is admitted as a substituted Member in accordance with the provisions of Article X (the “Admission Date”), (i) such assigning Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units or other interest, including, without limitation, the obligation (together with its Assignee pursuant to Section 9.3(b)) to make and return Capital Contributions on account of such Units or other interest pursuant to the terms of this Agreement and (ii) the Managing Member may reinstate all or any portion of the rights and privileges of such Member with respect to such Units or other interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Units or other interest in the Company from any liability of such Member to the Company with respect to such Units that may exist on the Admission Date or that is otherwise specified in the Delaware Act and incorporated into this Agreement or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the other agreements with the Company.
9.5Encumbrances. No Member or Assignee may create an Encumbrance with respect to all or any portion of its Units (or any beneficial interest therein) other than Encumbrances that run in favor of the Member unless the Managing Member consents in writing thereto, which consent may be given or withheld, or made subject to such conditions as are determined by the Managing Member, in the Managing Member’s sole discretion. Consent of the Managing Member shall be withheld until the holder of the Encumbrance acknowledges the terms and conditions of this Agreement. Any purported Encumbrance that is not in accordance with this Agreement shall be, to the fullest extent permitted by law, null and void.
9.6Further Restrictions.
(a)Notwithstanding any contrary provision in this Agreement, the Managing Member may impose such vesting requirements, forfeiture provisions, Transfer restrictions, minimum retained ownership requirements or other similar provisions with respect to any Units that are outstanding as of the date of this Agreement or are created thereafter, with the written consent of the holder of such Units. Such requirements, provisions and restrictions need not be uniform and may be waived or released by the Managing Member in its sole discretion with respect to all or a portion of the Units owned by any one or more Members at any time and from time to time, and shall not, to the fullest extent permitted by law, constitute the breach of any duty hereunder or otherwise existing at law, in equity or otherwise.

(b)Notwithstanding any contrary provision in this Agreement, in no event may any Transfer of a Unit be made by any Member or Assignee if the Managing Member determines that:
(i)such Transfer is made to any Person who lacks the legal right, power or capacity to own such Unit;
(ii)such Transfer would require the registration of such transferred Unit or of any class of Unit pursuant to any applicable U.S. federal or state securities laws (including, without limitation, the Securities Act or the Exchange Act) or other non-U.S. securities laws (including Canadian provincial or territorial securities laws) or would constitute a non-exempt distribution pursuant to applicable provincial or state securities laws;
(iii)such Transfer would cause (i) all or any portion of the assets of the Company to (A) constitute “plan assets” (under ERISA, the Code or any applicable Similar Law) of any existing or contemplated Member, or (B) be subject to the provisions of ERISA, Section 4975 of the Code or any applicable Similar Law, or (ii) the Managing Member to become a fiduciary with respect to any existing or contemplated Member, pursuant to ERISA, any applicable Similar Law, or otherwise; or
(iv)to the extent requested by the Managing Member, the Company does not receive such legal and/or tax opinions and written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as an Assignee) that are in a form satisfactory to the Managing Member, as determined in the Managing Member’s sole discretion.
(v)such Transfer would pose a material risk that the Company would be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the regulations promulgated thereunder.
(c)In addition, notwithstanding any contrary provision in this Agreement, to the extent the Managing Member shall determine in good faith that additional restrictions on Transfers are necessary so that the Company is not treated as a “publicly traded partnership” under Section 7704 of the Code, the Managing Member may impose such additional restrictions on Transfers as the Managing Member has determined in good faith to be so necessary.
9.7Counterparts; Joinder. Prior to Transferring any Units and as a condition precedent to the effectiveness of such Transfer, the transferring holder of Units will cause the prospective transferee(s) of such Units to execute and deliver to the Company counterparts of this Agreement and any other agreements relating to such Units, or executed joinders to such agreements, in each case, in a form acceptable to the Company. Notwithstanding anything herein to the contrary, to the fullest extent permitted by law, any Person who acquires in any manner whatsoever any Units, irrespective of whether such Person has accepted and adopted in writing the terms and conditions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement to which any predecessor in such Units was subject or by which such predecessor was bound.
9.8Ineffective Transfer. Any Transfer or attempted Transfer of any Units in violation of any provision of this Agreement shall, to the fullest extent permitted by law, be void, and the Company will not record such Transfer on its books or treat any purported transferee of such Units as the owner of such securities for any purpose.
Article X

ADMISSION OF MEMBERS
10.1Substituted Members. Subject to the provisions of Article IX hereof, in connection with the permitted Transfer of any Units of a Member, the transferee shall become a Substituted Member on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Company.
10.2Additional Members. Subject to the provisions of Article IX hereof, a Person may be admitted to the Company as an Additional Member only upon furnishing to the Company (a) counterparts of this Agreement or an executed joinders to this Agreement in a form acceptable to the Managing Member and (b) such other documents or instruments as may be necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as the Managing Member may deem appropriate); provided, however, that any Person who acquires any Units pursuant to the Merger Agreement shall, automatically without any further action on the part of the Company or such Person, be admitted to the Company as an Additional Member. Such admission shall become effective on the date on which the Managing Member determines that such conditions have been satisfied and when any such admission is shown on the books and records of the Company.
10.3Additional Managing Member. No Person may be admitted to the Company as an additional Managing Member or substitute Managing Member without the prior written consent of each incumbent Managing Member, which consent may be given or withheld, or made subject to such conditions as are determined by each incumbent Managing Member, in each case in the sole discretion of each incumbent Managing Member. A Managing Member will not be entitled to resign as a Managing Member of the Company unless another Managing Member shall have been admitted hereunder (and not have previously been removed or resigned). Any additional Managing Member or substitute Managing Member admitted as a Managing Member of the Company pursuant to this Section 10.3 is hereby authorized to, and shall, continue the Company without dissolution.
Article XI

WITHDRAWAL AND RESIGNATION OF MEMBERS
No Member shall have the power or right to withdraw or otherwise resign as a Member from the Company prior to the dissolution and winding up of the Company pursuant to Article XII without the prior written consent of the Managing Member, except as otherwise expressly permitted by this Agreement. Any Member, however, that attempts to withdraw or otherwise resign as a Member from the Company without the prior written consent of the Managing Member upon or following the dissolution and winding up of the Company pursuant to Article XII but prior to such Member receiving the full amount of distributions from the Company to which such Member is entitled pursuant to Article XII shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Member, and such Member shall be entitled to receive the Fair Market Value of such Member’s equity interest in the Company as of the date of its resignation (or, if less, the amount that such Member would have received on account of such equity interest had such Member not resigned or otherwise withdrew from the Company), as conclusively determined by the Managing Member, on the sixth month anniversary date (or such earlier date determined by the Managing Member) following the completion of the distribution of Company assets as provided in Article XII to all other Members. Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 9.4, such Member shall cease to be a Member.
Article XII

DISSOLUTION AND LIQUIDATION
12.1Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the attempted withdrawal or resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, upon:
(a)the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act;
(b)any event which makes it unlawful for the business of the Company to be carried on by the Members;
(c)at any time there are no Members, unless the Company is continued in accordance with the Delaware Act; or
(d)the determination of the Managing Member in its sole discretion; provided that in the event of a dissolution pursuant to this clause (d), the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 12.2 in connection with the winding up of the Company, taking into consideration tax and other legal constraints that may adversely affect one or more parties hereto and subject to compliance with applicable laws and regulations, unless, and to the extent that, with respect to any class of Units, holders of not less than 90% of the Units of such class consent in writing to a treatment other than as described above.
Except as otherwise set forth in this Article XII, the Company is intended to have perpetual existence. An Event of Withdrawal shall not, in and of itself, cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.

12.2Winding Up and Termination. On dissolution of the Company, the Managing Member shall act as liquidating trustee or may appoint one or more Persons as liquidating trustee. The liquidating trustee shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of winding up shall be borne as a Company expense. Until final distribution, the liquidating trustee shall continue to operate the Company properties with all of the power and authority of the Managing Member. The steps to be accomplished by the liquidating trustee are as follows:
(a)as promptly as possible after dissolution and again after completion of the winding up, the liquidating trustee shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the completion of the winding up is completed, as applicable;
(b)the liquidating trustee shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred of winding up) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent, conditional or unmatured liabilities in such amount and for such term as the liquidating trustee may reasonably determine); and
(c)all remaining assets of the Company shall be distributed to the Members in accordance with Section 4.1(c) by the end of the Taxable Year of the Company during which the winding up of the Company occurs (or, if later, by ninety (90) days after the date of the winding up).
The distribution of cash and/or property to Members in accordance with the provisions of this Section 12.2 and Section 12.3 constitutes a complete return to the Members of their Capital Contributions and a complete distribution to the Members of their interest in the Company and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.
12.3Deferment; Distribution in Kind. Notwithstanding the provisions of Section 12.2, but subject to the order of priorities set forth therein, if upon dissolution of the Company the liquidating trustee determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the liquidating trustee may, in their sole discretion, defer for a reasonable time the winding up of any assets except those necessary to satisfy Company liabilities (other than loans to the Company by Members) and reserves. Subject to the order of priorities set forth in Section 12.2, the liquidating trustee may, in their sole discretion, distribute to the Members, in lieu of cash, either (i) all or any portion of such remaining Company assets in-kind in accordance with the provisions of Section 12.2(c), (ii) as tenants in common and in accordance with the provisions of Section 12.2(c), undivided interests in all or any portion of such Company assets or (iii) a combination of the foregoing. Any such distributions in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the liquidating trustee deem reasonable and equitable and (y) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any Company assets distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Section 4.2. The liquidating trustee shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in Article XIII.
12.4Cancellation of Certificate. On completion of the winding up of the Company’s affairs and distribution of Company assets as provided herein, the Company is terminated (and the Company shall not be terminated prior to such time), and the Managing Member (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 12.4.
12.5Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 12.2 and 12.3 in order to minimize any losses otherwise attendant upon such winding up.
12.6Return of Capital. The liquidating trustee shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).
Article XIII

VALUATION
13.1Value. “Fair Market Value” of any asset, property or equity interest means the amount which a seller of such asset, property or equity interest would receive in a sale of such asset, property or equity interest in an arms-length transaction with an unaffiliated third party consummated on a date determined by the Managing Member (which may be the date on which the event occurred which necessitated the determination of the Fair Market Value) (and after giving effect to any transfer taxes payable in connection with such sale).
13.2Determination and Dispute. Fair Market Value shall be determined by the Managing Member (or, if pursuant to Section 12.3, the liquidating trustee) in its good faith judgment in such manner as it deems reasonable and using all factors, information and data deemed to be pertinent.
Article XIV

GENERAL PROVISIONS
14.1Power of Attorney.
(a)Each holder of Units hereby constitutes and appoints the Managing Member and the liquidating trustee, with full power of substitution, as his, her or its true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to:
(i)execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the Managing Member deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments which the Managing Member deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the Managing Member deems appropriate or necessary to reflect the dissolution and winding up of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to Article X or Article XI; and
(ii)sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Managing Member, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by such holder of Units hereunder or is consistent with the terms of this Agreement and/or appropriate or necessary (and not inconsistent with the terms of this Agreement), in the reasonable judgment of the Managing Member, to effectuate the terms of this Agreement.
(b)For the avoidance of doubt, the foregoing power of attorney does not include the power or authority to vote any Units held by any Member on any matter on which the Members have a right to vote, either at a meeting or by any written consent, either as contemplated by Section 6.5 or otherwise under this Agreement.
(c)The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any holder of Units and the Transfer of all or any portion of his, her or its Units and shall extend to such holder’s heirs, successors, assigns and personal representatives.
14.2Amendments.
(a)The Managing Member (pursuant to its power of attorney from the holders of Units as provided in Section 14.1 or otherwise), without the consent of any holder of Units, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith.
(b)Any amendment or modification effected in accordance with this Section 14.2(a) shall be effective, in accordance with its terms, with respect to the rights and obligations of and binding upon all Members. For the avoidance of doubt, without any action or requirement of consent by any Member, the Company shall update the books and records of the Company to remove a Member’s name therefrom once such Member no longer holds any Equity Securities, following which such Person shall cease to be a “Member” or have any rights or obligations under this Agreement.
14.3Title to Company Assets. The Company assets shall be deemed to be owned by the Company as an entity, and no holder of Units, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. The Managing Member hereby declares and warrants that any Company assets for which legal title is held in its name or the name of any nominee shall be held in trust by the Managing Member or such nominee for the use and benefit of the Company in accordance with the provisions of this Agreement. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held.
14.4Addresses and Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered, or received by certified mail, return receipt requested, sent by reputable overnight courier service (charges prepaid) or facsimile to the Company at the address set forth below and to any other recipient and to any holder of Units at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or sent by facsimile (provided confirmation of transmission is received), three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company’s address is:
To the Company:
ZoomInfo Holdings LLC
c/o ZoomInfo Technologies Inc.
805 Broadway Street, Suite 900
Vancouver, WA 98660
Attention: Anthony Stark, General Counsel
Email: anthony.stark@zoominfo.com
To the Managing Member:
ZoomInfo Intermediate Inc. (formerly known as ZoomInfo Technologies Inc.)
805 Broadway Street, Suite 900
Vancouver, WA 98660
Attention: Anthony Stark, General Counsel
Email: anthony.stark@zoominfo.com
in each case, with a copy (which shall not constitute written notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Richard A. Fenyes
Telecopy No.: (212) 455-2502
Email: rfenyes@stblaw.com

14.5Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
14.6Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital or property other than as a secured creditor.
14.7Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.
14.8Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.
14.9Applicable Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of Delaware, and the parties agree to exclusive jurisdiction and venue therein and waive, to the fullest extent permitted by law, any objection based on venue or forum non conveniens with respect to any action instituted therein. The parties hereto hereby consent to service being made through the notice procedures set forth in Section 14.4 and irrevocably submit to the jurisdiction of the aforesaid courts. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
14.10Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
14.11Further Action. The parties shall use commercially reasonable efforts to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.
14.12Delivery by Facsimile. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission (i.e., in portable document format), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
14.13Offset. Whenever the Company is to pay any sum to any holder of Units or any Affiliate or related person thereof, any undisputed amounts that such holder of Units or such Affiliate or related person owes to the Company (such lack of dispute to be evidenced by written confirmation of such by such holder of Units or related person thereof) may be deducted from that sum before payment.
14.14Entire Agreement. This Agreement, those documents expressly referred to herein (including the Merger Agreement) and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral (including the Prior Agreement), which may have related to the subject matter hereof in any way.
14.15Remedies. Each holder of Units shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to seek to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.
14.16Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, to the fullest extent permitted by law, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.
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IN WITNESS WHEREOF, the undersigned have executed this Sixth Amended and Restated Limited Liability Company Agreement as of the date first written above.

MANAGING MEMBER
ZOOMINFO INTERMEDIATE INC. (formerly known as ZoomInfo Technologies Inc.)

Name: Anthony Stark Title: General Counsel and Corporate Secretary

MEMBER
ZOOMINFO TECHNOLOGIES INC. (formerly known as ZoomInfo NewCo Inc.)

Name: Anthony Stark Title: General Counsel and Corporate Secretary

Signature Page to Sixth Amended and Restated Limited Liability Company Agreement

EXHIBIT A

INTENDED APPLICATION OF IRC SECTION 704(C)

(Attached)

Signature Page to Sixth Amended and Restated Limited Liability Company Agreement